Exhibit 10.03

                SCRS INVESTORS, LLC/MID-POWER SERVICE LOAN TERMS



This Line of Credit Agreement ("Agreement") by and between SCRS investors, LLC, a Nevada limited liability corporation ("Lender") and Mid-Power Resource Corporation, a Nevada corporation ("Borrower") is made and entered in to on this 31st day of October, 2002.

Borrower wishes to borrow from Lender for the purpose of maintaining its obligations and holding its assets as are described in the attached agreements identified for purposes of this Agreement as Wyoming I and Colorado II. Lender desires to loan and to Borrower on the terms and conditions as set forth hereinbelow.

Now, therefore, for good and valuable consideration the receipt and adequacy of which are acknowledged, the parties agree as follows:

   1. LOAN FOR VALUE RECEIVED, the undersigned ("Borrower"), promises to pay on or before April 30, 2003 to Lender, or order, the aggregate principal amount outstanding on Borrower's revolving line of credit as shown on Lender's records which shall at all times be conclusive and govern, with interest payable monthly on the unpaid balance outstanding from time to time at an annual rate equal to nine percent (9%) per annum.

         Lender and Borrower will establish specific instructions and procedures by which draws against said credit will be presented for disbursement. Principal and interest shall be payable at the offices of Lender, 3800 Howard Hughes Parkway, Suite 860, Las Vegas Nevada.

         In the event any holder hereof utilizes of an attorney in attempting to collect the amounts due hereunder to enforce the terms hereof any agreements related his indebtedness, or any holder hereof becomes party plaintiff or defendant any legal proceeding in relation to the property described in any instrument securing this note or for the recovery or protection of the indebtedness evidenced hereby borrower, its successors and assigns, shall repay to such holder hereof, on demand, all cost and expenses so incurred, including reasonable attorney's fees, including those costs, expenses and attorneys' fees incurred the filing by or against the Borrower of any proceeding under any chapter of the Bankruptcy Act, or similar federal or state statute, and whether incurred in connection with the involvement of any holder hereof as creditor in such proceedings or otherwise.

         Lender and Borrower shall establish specific instructions and procedures by which draws against said credit will be presented for disbursement, but nothing contained herein shall create a duty on the part of Lender to make said disbursement if Borrower is in default. Lender agrees to lend to Borrower, and Borrower agrees to borrow form Lender, up to $1,700,000.00 to complete the acquisition of leases and to conduct drilling an exploration activities pursuant to the of the Wyoming I and Colorado II Agreements.

    2. Warranties. As a material inducement to Lender to enter into this Agreement and to make the Loan to Borrower, Borrower and each signatory who signs on its behalf unconditionally represents and warrants to Lender as follows:

             2.1. Borrower is duly formed and validly existing under the laws of
                  Nevada and has full power to consummate the transactions contemplated.

             2.2. Borrower has full authority to execute this Agreement to undertake and consummate the contemplated transactions contemplated.

             2.3. This Agreement constitutes a legal and binding obligation of, and is valid and enforceable against, each party other than Lender, in accordance with the terms of each.

    3. Events of Default. At the option of Lender, each of the following events will constitute a default (each and "Event of Default"):

                     (a) failure to comply with the terms of this Agreement;
                     (b) if an insolvency proceeding is commenced by or against
                         Borrower, or if Borrower acknowledges insolvency.

             3.1. Option to Act. On the occurrence of any Event of default, in addition to its other rights in this Agreement, at law, or in equity, Lender may, without prior demand, exercise any one or more of the following rights and remedies:

                     (a) Termination of Disbursements. Terminate its obligation to make disbursements.

                     (b) Acceleration. Declare all sums owing to Lender under
                         this Agreement immediately due.

                     (c) Continuation of Disbursements. Make any disbursements
                         after the happening of any one or more of the Events of default, without waiving its right to demand payment of the Note or any other rights or remedies and without liability to make any other or further disbursements, regardless of Lender's previous exercise of any rights and remedies.

                     (d) Legal and Equitable Remedies. Proceed as authorized at law or inequity with respect to the Event of Default, and in connection with that, remain entitled to exercise all other rights and remedies described in this Agreement.

    4.   Nonliability for Negligence, Loss, or Damage.

         Borrower acknowledges, understands, and agrees as follows:

         The relationship between Borrower and Lender is, and will at all times remain, solely that of borrower and lender, and Lender neither undertakes nor assumes and responsibility for or duty to Borrower to select, review, inspect, supervise, pass judgment on, or inform Borrower of the quality, adequacy, or suitability of work performed by Borrower in the drilling and operations of the wells described in the Wyoming I and Colorado II Agreements.

    5. Controlling Law; Approvals. This Agreement be governed by and construed in accordance with Nevada law.

    6. Amendment. This Agreement may not be modified, waived, discharge, or terminated expect by a written instrument signed by the party against whom enforcement of the modification, waiver, discharge, or termination in asserted.

    7. Severability. If any terms, provision, covenant, or condition or any application is held by a court of competent jurisdiction to be invalid, void or unenforceable, all terms, provisions, covenants, and conditions an all applications not held invalid, void, or unenforceable will continue in full force and will in no way be affected, impaired, or invalidated.

    8. Integration And Interpretation. This Agreement contains or expressly incorporates by reference the entire agreement between Lender and Borrower with respect to the covered and supersede all prior negotiations.

    Executed as of the date first set forth above.



    SCRS Investors, LLC                           Mid-Power Resource Corporation


     /s/ James W. Scott                            /s/ Kenneth M. Emter
    ------------------------------                ------------------------------
     By:                                           By: